SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 22, 2005

Merrill Lynch Mortgage Investors, Inc. (as company under a Pooling and Servicing Agreement, dated as of December 1, 2005, providing for, inter alia, the issuance of Mortgage Pass-Through Certificates, Series MLCC 2005-A10)

Merrill Lynch Mortgage Investors, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-127233 (Commission File Number)	33-3416059 (I.R.S. Employer Identification No.)

4 World Financial Center New York, New York (Address of Principal Executive Offices)		10281 (Zip Code)

Registrant’s telephone number, including area code, is (212) 449-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On or about December 22, 2005, the Registrant will cause the issuance and sale of Series MLMI 2005-A10 Mortgage Pass-Through Certificates (the “Certificates”) pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 2005, between the Registrant as depositor, Wells Fargo Bank, N.A. as master servicer and securities administrator, and Wachovia Bank, National Association, as trustee.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	4

Pooling and Servicing Agreement, dated as of December 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and Wachovia Bank, National Association, as trustee. (In accordance with Rule 202 of Regulation S-T, Exhibit H, the mortgage loan schedule, is being filed in paper pursuant to a continuing hardship exemption.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

MERRILL LYNCH MORTGAGE INVESTORS, INC.

By:	/s/ Paul Park
Name:	Paul Park
Title:	Authorized Signatory

Dated: January 6, 2006

EXHIBIT INDEX

Item 601(a) of Number	Sequentially Exhibit Exhibit No.	Regulation S-K Description	Numbered Page
1	4	Pooling and Servicing Agreement	5